Exhibit 10.23
THIRD AMENDMENT (hereinafter referred to as the “Agreement”) to the lease agreement executed by and between THE BANK OF NEW YORK MELLON, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE (FINAL SUCCESSOR OF BANCO J.P. MORGAN, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, J.P. MORGAN GRUPO FINANCIERO, DIVISIÓN FIDUCIARIA), as Trustee under the Trust F/00291 (hereinafter referred to as the “LESSOR”), represented herein by Mr. Guillermo de Jesús Medrano Artalejo, in his capacity as Attorney in Fact, and by INTERNATIONAL MANUFACTURING SOLUTIONS OPERACIONES, S. DE R.L. DE C.V., (hereinafter referred to as the “LESSEE”), a company with its principal place of business in Ciudad Juárez, State of Chihuahua, México, represented herein by Mr. Keith Alan Russell Middleton in his capacity as Chairman of the Board and Attorney in Fact, with the appearance of VIASYSTEMS, INC. (the “GUARANTOR”), represented herein by Mr. Daniel J. Weber in his capacity as Vice President, in accordance with the following recitals and clauses:
RECITALS
I.	LESSSE and LESSOR, through their legal representatives state:

a)	That Parque Industrial Internacional Mexicano, S.A. de C.V. (hereinafter referred to as “Intermex”) executed with Electro Componentes de México, S.A. de C.V. (“Electro Componentes”) a lease agreement dated September 1st, 2002 (hereinafter referred to as the “Original Lease Agreement”) in regards to a plot of land with an approximate surface area of 19,116.86 square meters (approximately 205,772 square feet) (hereinafter referred to as the “Land”), located at Ave. Valle del Cedro No. 1520 in the Parque Industrial Internacional Mexicano (hereinafter referred to as the “Industrial Park”) in Ciudad Juárez, State of Chihuahua, México, having constructed a building thereon identified as CJS-IN-03, with a surface area of 6,409.13 square meters (approximately 68,987.23 square feet) (hereinafter referred to as the “Original Building”). The Land and the Original Building will jointly be referred to as the “Original Leased Property”.

b)	That on June 2004, Intermex executed with Electro Componentes a first amendment agreement modifying clause THIRD in regards to the lease term and the delivery date of the Original Leased Property, as well as clause FOURTH related to the lease price (the “First Amendment”).

c)	That on November 4th, 2005 Electro Componentes executed an assignment of rights agreement with the LESSEE, with the appearance of Intermex and the GUARANTOR, by means of which Electro Componentes assigned to LESSEE each and all of its rights and obligations under the Original Lease Agreement and the First Amendment (the “Assignment Agreement”).

d)	That on December 27, 2005, Intermex consolidated some of its properties, among them the property related to this Agreement, to a Trust identified as F/00291 pursuant to the Public Deed No. 5,140 granted before Mrs. Josefina Sosa Ramirez, Notary Public No. 32 of Ciudad Juarez, State of Chihuahua, designating as trustee to Banco J.P. Morgan, S.A., Institucion de Banca Multiple, J.P. Morgan Grupo Financiera, Division Fiduciaria, and constituting as the patrimony of the trust, among others, the rights and obligations over the Original Lease Agreement (together with the First Agreement and the Assignment Agreement).

e)	That on October 15, 2007, Banco J.P. Morgan, S.A., Institucion de Banca Multiple, J.P. Morgan Grupo Financiero, Division Fiduciaria, as Trustee under the Trust F/00291 executed with LESSEE a second amendment agreement (the “Second Amendment”, and together with the Original Lease Agreement, the First Amendment and the Assignment Agreement, the “Lease Agreement”), to include a first expansion to the building that was part of the Original Leased Property with an approximate surface area of 1,929.23 square meters (approximately 20,766.04 square feet), having said building a total surface area of approximately 8,338.36 square meters (approximately 89,753.27 square feet) (the “Leased Property).

f)	That Banco J.P. Morgan, S.A., Institucion de Banca Multiple, J.P. Morgan Grupo Financiero, División Fiduciaria transferred the title over the Leased Property to a guaranty trust identified as F/253499, executed with HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, División Fiduciaria (“HSBC”), in order to guarantee to guarantee certain loan granted by LESSOR’S lender, having agreed HSBC and the current LESSOR that LESSOR would administrate the Leased Property and the Lease Agreement, and would execute each and all of the agreements related thereto.

g)	That Banco J.P. Morgan, S.A., Institucion de Banca Multiple, J.P. Morgan Grupo Financiero, spin off its Fiduciary Division constituting a new entity which was merged to The Bank of New York Mellon, S.A., Institución de Banca Múltiple (having this transaction full effects as of November 24, 2008), who in its capacity as Trustee under the Trust F/00291 became the new lessor under the Lease Agreement.

h)	That LESSOR and LESSEE expressly agree to modify the Lease Agreement to include a second expansion to the building that is part of the Leased Property, and therefore modify Recital I paragraphs b) and e) to reflect the second expansion, Clause THIRD in order to establish the delivery date of the second expansion, Clause FOURTH to modify the lease price and clause TWELFTH to modify the amount of the security deposit. Except as provided herein, all the terms and conditions of the Lease Agreement shall continue in full force and effect in the understanding they do not contravene or are contrary to the terms hereof.

i)	That their legal representatives have the required capacity to execute this Agreement, same which has not been limited nor revoked to the date of execution hereof.

II.	The GUARANTOR, through its legal representative states:

a)	That on March 1st, 2004, its principal signed a document in order to secure each and every obligation of Electro Componentes de México, S.A. de C.V. under in the Lease Agreement.

b)	That on November 4th, 2005 its principal appeared in the Assignment Agreement executed between Electro Componentes and LESSEE whereby Electro Componentes assigned to LESSEE each and all of its rights and obligations under the Lease Agreement.

c)	That it wishes to appear on this Agreement in order to grant its consent for the execution of this same and the terms and conditions contained herein, as well as to ratify that it will continue securing the compliance of LESSEE’s obligations under this Agreement and the Lease Agreement.

d)	That it has the required capacity to execute this Agreement, same which has not been limited nor revoked to the date of execution hereof.
NOW THEREFORE, in consideration to the foregoing recitals parties agree to the following:
CLAUSES
FIRST.— The parties agree to modify paragraph b) and e) of Recital I of the Lease Agreement which as of the date of execution hereof shall be read as follows:
“I. LESSOR, through its legal representative states:

a) ...

b) That its principal currently holds the administration and has full possession of a plot of land with an approximate surface area of 19,116.86 square meters (approximately 205,772 square feet) (the “Land”), located at Av. Valle del Cedro No. 1520 in the Parque Industrial Internacional Mexicano (the “Industrial Park”), in Ciudad Juárez, State of Chihuahua, México. That in the land described above LESSOR previously constructed an original building identified as CJS-IN-03 with an approximate surface area of 6,409.13 square meters (approximately 68,987.23 square feet) (the “Original Building”), and a first expansion to the original building with an approximate surface area of 1,929.23 square meters (approximately 20,766.04 square feet) (the “First Expansion”, and together with the Original Building, the “Building”); and will construct a second expansion to the Original Building with an approximate surface area of 81.94 square meters (approximately 1,882 square feet) (the “Second Expansion”). The total surface area of the Original Building, together with the First Expansion and the Second Expansion will be approximately 8,420.30 square meters (approximately 91,635.27 square feet).

c) ...

d) ...

e) That the Land, the Original Building, the First Expansion and the Second Expansion referred in paragraph b) above are described in the blueprint attached to this Lease Agreement as Exhibit “A”. The Land, the Original Building and the First Expansion will be jointly referred to as the “Leased Property”; and as of the Substantial Completion Date of the Second Expansion (as such term is defined below), any reference in the Lease Agreement to the Building, shall include the Second Expansion and as of this date the Second Expansion shall be considered as an integral part of the Leased Property.

f) ...

g) ...”
SECOND.— The parties agree to modify Clause THIRD of the Lease Agreement which as of the date of execution hereof shall be read as follows:

“THIRD.— TERM AND DELIVERY OF THE LEASED PROPERTY
Delivery of the Leased Property. LESSOR agrees to deliver the Leased Property to LESSEE on September 1st, 2002.
Delivery of the First Expansion. LESSOR agrees to deliver to LESSEE the First Expansion in accordance with the specifications attached hereto as Exhibit “E”, on February 6, 2008.
Delivery of the Second Expansion. LESSOR agrees to deliver to LESSEE the Second Expansion in accordance with the specifications attached hereto as Exhibit “F”, on October 15, 2009 (the “Substantial Completion Date of the Second Expansion”).
Substantial Completion Date of the Second Expansion means the date on which all the systems and areas of the Second Expansion will be operational and functional. At the Substantial Completion Date of the Second Expansion there may be pending work or minor details (“Punch List Items”). Any minor work included in the Punch List, which shall not interfere with the operation of the LESSEE, shall be commenced immediately and completed within the following thirty (30) working days as of the Substantial Completion Date of the Second Expansion.
Acts of God and Force Majeure. If at any working day the weather conditions or other circumstances (beyond LESSOR’s best efforts to control it) make materially impracticable LESSOR’s ability to perform its obligations under this Lease Agreement, It will be considered as a “Delay Day”. The parties hereto agree that LESSOR will be entitled to extend the working schedule for one working day for every Delay Day. Each party’s authorized representative will certify in writing the occurrence and additional dates granted if any. The parties hereto agree that they will conduct their best efforts in order to modify the work schedule to meet the new dates.
Term. The initial term of this Lease Agreement shall commence on September 1st, 2002 and shall terminate on September 4, 2010 (the “Initial Term”), and shall be mandatory for both parties.
If LESSEE fails to perform any of its obligations under the terms of this Lease Agreement, and does not cure such failure within ten (10) working days of receipt of LESSOR’s written notice to LESSEE of such failure, LESSOR may elect without previous court order, to terminate this Lease Agreement and/or demand payment for all remaining rents due LESSOR for all the lease term under this Lease Agreement, as well as all other costs and charges associated with LESSEE’s failure to perform its obligations in accordance with the terms of this Lease Agreement. Guarantor (as such term is defined below), and LESSEE shall be obligated to pay the remaining rents if this Lease Agreement is terminated because of LESSEE’s failure to cure its failure to perform any of its obligations under the Lease Agreement.
Extension of Lease Term. LESSEE shall have two (2) options to extend the term of this Lease Agreement of four (4) years each one, in the same terms and conditions of this Lease Agreement. The option to extend shall be exercised by the LESSEE by means of a written notice delivered to LESSOR by certificate mail, return receipt requested, or delivered personally, with at lease 180 (one hundred and eighty) calendar days in advance to the termination date of the Initial Term.”

THIRD.— The parties agree to modify Clause FOURTH of the Lease Agreement which as of the date of execution hereof shall be read as follows:
“FOURTH.— LEASE PRICE
Price. As of September 1st, 2002, LESSEE shall pay to LESSOR as initial lease price for the Leased Property the amount of US $5.60 (five dollars 60/100) lawful currency of the United States of America per square foot of the Building per year, plus the corresponding Value Added Tax, which is the monthly amount of US$32,194.04 (thirty two thousand one hundred ninety four dollars 04/100) lawful currency of the United States of America, plus the corresponding Value Added Tax.
Beginning with the second year of the Initial Term, and annually thereafter, until August 31st, 2004, the rent shall increase in the same percentage of the increase of the Consumer Price Index of the United States of America during the immediately preceding 12 (twelve) months.
As of September 1st, 2004 until February 5, 2008, LESSEE shall pay LESSOR the amount of US $5.72 (five dollars 72/100) lawful currency of the United States of America per square foot of the Building per year plus the corresponding Value Added Tax, which amount shall increase 2% annually.
As of February 6, 2008, LESSEE shall pay LESSOR the amount of US$5.37 (five dollars 37/100) lawful currency of the United States of America per square foot of the Building (which shall include the First Expansion as per the terms of this Lease Agreement) per year plus the corresponding Value Added Tax, which is the monthly amount of US$40,164.59 (forty thousand one hundred and sixty four dollars 59/100) lawful currency of the United States of America plus the corresponding Value Added Tax. This rent shall be increased annually thereafter during the remaining Initial Term and its extensions, if any, in the same percentage of the increase of the Consumer Price Index of the United States of America during the Immediately preceding 12 (twelve) months.
As of the Substantial Completion Date of the Second Expansion, LESSEE shall pay an additional US$303.58 (three hundred three dollars 58/100) lawful currency of the United States of America plus the corresponding Value Added Tax, per month, to include the rent for the Second Expansion, in the understanding that the annual rental increase mentioned in the paragraph above shall include the Second Expansion as of the Substantial Completion Date of the Second Expansion.
Payment. The monthly rent called for by this Lease Agreement shall be paid in advance during the first three (3) business days of each month during the term of this Lease Agreement, including its extensions if any, in dollars legal currency of the United States of America.
In the event that LESSEE does not comply with its payment obligation in the terms agreed hereon, and without prejudice of any right of LESSOR contained in this Lease Agreement or under the Law, LESSEE agrees to pay moratorium interests after the third business day of the corresponding month and until the effective date of payment, in an amount equivalent to 18% per year.
The LESSOR shall deliver the corresponding official invoice to the LESSEE in compliance with Mexican tax requirements. The lease price payable during the lease term and its extensions, if any, shall be paid at the LESSOR’s domicile, as provided hereof or to whatever place or person the LESSOR notifies in writing to the LESSEE, with at least fifteen (15) days in advance.
The parties agree that LESSEE shall not withhold the rental payments for any reason.”

FOURTH.— The parties agree to modify Clause TWELFTH of the Lease Agreement which as of the date of execution hereof shall be read as follows:
“TWELFTH.— SECURITY DEPOSIT
On the date of execution hereof, LESSEE shall deposit with LESSOR, the amount equivalent to one month of rent (the “Security Deposit”) as security for LESSEE’s faithful performance of its obligations hereunder. Furthermore, on October 1, 2009, LESSEE shall deposit with LESSOR the additional amount of US$303.58 (three hundred three dollars 58/100) lawful currency of the United States of America, to be an integral part of the Security Deposit. LESSOR may retain any amount with no obligation to return the same in case LESSOR applies said sum to comply with LESSEE’s failure to comply with its obligations under this Lease Agreement. If LESSEE fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease Agreement, LESSOR may use all or any portion of the Security Deposit for the payment of rent or other charges in default, or for the payment of any other sum to which LESSOR may become obligated to pay by reason of LESSEE’s default, or to compensate LESSOR for loss or damage which LESSOR may suffer in accordance to what is stipulated in Clause Fourth of this agreement. If LESSOR uses all or any portion of the Security Deposit to comply with the abovementioned failure, LESSEE shall, within five (5) days after receipt of written demand, deposit cash with LESSOR in an amount sufficient to restore the Security Deposit to the amount stated above. At the expiration of the lease term, and after LESSEE has vacated the Leased Property and LESSOR has received the Leased Property agreement, LESSEE shall deliver to LESSOR a non debt certificate issued by the public utility companies for each utility in the Leased Property and complied with all its obligations hereunder, LESSOR shall return the Security Deposit to LESSEE, or so much thereof as has not been applied by LESSOR, without payment of interest to LESSEE.”
FIFTH.— The parties hereto agree that except as provided herein, all the terms and conditions of the Lease Agreement shall continue in full force and effect in the understanding that the same do not contravene or are contrary with the terms hereof, and jointly agree with the GUARANTOR that the stipulations of Clause Twenty First of the Lease Agreement and the guarantee granted by the GUARANTOR dated March 1st, 2004, shall continue in full force and effect and will cover each and all of the additional obligations of LESSEE stipulated in this Agreement.
SIXTH.— This Agreement shall not be considered to be a new agreement between the parties and does not novate the obligations of the parties, and must only be interpreted as an amendment of the terms and conditions of the Lease Agreement in the terms hereby agreed upon by the parties.
SEVENTH.— All defined terms used herein that have not been specifically defined in this Agreement shall have the meaning ascribed to them in the Lease Agreement.
EIGHTH.— The parties agree that this Agreement is executed in English and Spanish versions. In case of discrepancy, the Spanish version shall prevail.
NINTH.— It is expressly understood and agreed by the parties that:

(i)	This Agreement is executed by The Bank of New York Mellon, S.A., Institutión de Banca Múltiple, not individually or personally but solely as Trustee under the Trust F/00291, in the exercise of the power and authority conferred and vested in it as Trustee,

(i)	Each and all of the representations, undertakings and agreements in this Agreement made on the part of The Bank of New York Mellon, S.A., Institución de Banca Múltiple are intended not as personal representations, undertakings and agreements by The Bank of New York Mellon, S.A., Instituciòn de Banca Múltiple for which The Bank of New York Mellon, S.A., Institución de Banca Múltiple shall be liable with its own assets, but solely as the Trustee with the Trust F/00291 assets.
IN WITNESS WHEREOF, the undersigned parties, through their duly authorized representative, have executed this Agreement on August 26, 2009.

“LESSOR”
THE BANK OF NEW YORK MELLON, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE (FINAL SUCCESOR OF BANCO J.P. MORGAN, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, J.P. MORGAN GRUPO FINANCIERO, DIVISIÓN FIDUCIARIA)
As Trustee under the Trust F/00291

“LESSEE” INTERNATIONAL MANUFACTURING SOLUTIONS OPERACIONES, S. DE R.L. DE C.V.
/s/ Guillermo de Jesús Medrano Artalejo Guillermo de Jesús Medrano Artalejo Attorney in Fact	/s/ Keith Alan Russell Middleton Mr. Keith Alan Russell Middleton Chairman of the Board and Attorney in Fact
“GUARANTOR”
VIASYSTEMS, INC.

/s/ Mr. Daniel J. Weber
Mr. Daniel J. Weber Vice President

WITNESSES

/s/ Toni Yeazel		/s/ Tracy Rivers

Name:	Toni Yeazel	Name:	Tracy Rivers
Address:	101 s. Hanley Rd. St. Louis, MO 63105	Address:	101 s. Hanley Rd. St. Louis, MO 63105